FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT dated as of June 19, 2006, by and among WATER BANK OF AMERICA INC., a Canadian corporation (the "**Company**"), JEAN-JEAN PELLETIER ("**Executive**"), and QUANTUM MERCHANT BANKERS, LLC ("**QMB**").

WHEREAS, the Company and the Executive entered into that certain Employment Agreement effective June 1, 2006 (the "**Original Agreement**"); and

WHEREAS, the parties now desire to amend the Original Agreement to clarify the compensation to be provided to the Executive subject, in each case, to the terms and provisions of this First Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto, intending to be legally bound hereby, agree and certify as follows:

I. AMENDMENTS TO PERFORMANCE BONUS PROVISIONS

The last sentence in Section 4.2 of the Original Agreement shall be deleted in its entirety, and the following language shall be inserted therein:

"It is agreed that for the first year of services hereunder, the Executive shall receive a minimum bonus of $50,000 payable within 30 days of the end of his first year of service and that such bonus shall increase to a maximum of $150,000 based upon performance milestones."

II. CONSENT

QMB hereby consents to the amendments reflected in Article I of this First Amendment effective as of this date, and irrevocably waives any provision set forth in the Original Agreement and any other understandings, whether written or oral, and any notice of meeting under Canadian law, which would prohibit or impose any requirements in connection with the transactions contemplated hereby.

III. GENERAL PROVISIONS

SECTION 4.01. <u>Construction</u>. This First Amendment shall be construed in accordance with the laws of the Canada Business Corporations Act. In all matters of interpretation, whenever necessary to give effect to any provision of this First Amendment, each gender shall include the others, the singular shall include the plural, and the plural shall include the singular. The titles of the paragraphs of this First Amendment are for convenience only and shall not in any way affect the interpretation of any provision of this First Amendment.

SECTION 4.02. <u>Counterparts</u>. This First Amendment may be executed in two or more counterparts, which, taken together, shall constitute the whole of the First Amendment as between the parties. Each party hereto shall be authorized to rely upon the signatures of all of the parties hereto which are delivered by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this First Amendment with original ink signatures of each person and entity.

SECTION 4.03. <u>Continued Effectiveness of Original Agreement</u>. Except as expressly amended hereby, the Original Agreement shall continue in full force and effect in accordance with the provisions

thereof. As used in the Original Agreement, the term "Agreement" shall, unless the context otherwise specifically requires, mean the Original Agreement as amended by this First Amendment.

IN WITNESS WHEREOF, the parties hereto have hereunto executed this First Amendment effective as of the date first written above.

WATER BANK OF AMERICA INC.	**EXECUTIVE**
By: ______________________	______________________
Michael P. Pelletier, President	**JEAN JEAN PELLETIER**

APPROVED AND AGREED:

QUANTUM MERCHANT BANKERS, LLC

By: /S/ NIKOLAS KONSTANT
Nikolas Konstant,
Managing Director